UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2016

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The supplemental financial information is furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Lee Legacy only and Pulitzer Inc. ("Pulitzer") only supplemental financial information is being provided because it is a required reporting covenant in the debt agreements of Lee Enterprises, Incorporated (the "Company"). Lee Legacy constitutes the business of the Company, including its 50% interest in Madison Newspapers, Inc.("MNI"), but excluding Pulitzer and the Company’s 50% interest in TNI Partners ("TNI").

The Lee Legacy and Pulitzer separate income statement presentations are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP") as non-operating income (expense) and income tax expense are allocations of the consolidated balances and have not been prepared in accordance with Accounting Standards Codification 280: Segment Reporting. This presentation is only intended to be used for purposes of complying with covenants under the Company's debt agreements and should not be used as a substitute for the Company's consolidated financial statements prepared in accordance with GAAP. Refer to the Company's consolidated financial statements prepared in accordance with GAAP as periodically filed on Form 10-Q and Form 10-K with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED
/s/ Ronald A. Mayo

Date:	December 9, 2016	By:
Ronald A. Mayo
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Supplemental Financial Information - Fourth fiscal quarter ended September 25, 2016